EXHIBIT 99(e)
CONSENT OF LEHMAN BROTHERS INC.
     We hereby consent to the use of our opinion letters dated July 11, 2005 to the Board of Directors of TD Banknorth Inc., included as Annex II to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed transaction between TD Banknorth Inc. and Hudson United Bancorp and to the references to such opinions therein.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

LEHMAN BROTHERS INC.

	By:	/s/ Frank S. Cicero

Name: Frank S. Cicero
Title: Managing Director

New York, New York
September 12, 2005